Datasheet: First Quarter 2012

May.7.2012

HIGH PERFORMANCE TECHNOLOGY

Company Overview

DTS is dedicated to making digital entertainment exciting, engaging and effortless by providing state-of-the-art audio technology to hundreds of millions of DTS-licensed consumer electronics products worldwide. From a renowned legacy as a pioneer in multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc standard and is now increasingly deployed in enabling digital delivery of movies and other forms of digital entertainment on a growing array of network-connected consumer devices. DTS technology is in home theaters, car audio systems, PCs, game consoles, DVD players, televisions, digital media players, set-top boxes, smart phones, surround music software and every device capable of playing Blu-ray discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Silicon Valley, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom.

Fundamentals (as of May 4, 2012)

Stock Symbol (NASDAQ): DTSI

Price: $30.60

52-Wk High/Low: $47.19 to $20.93

Market Capitalization: $511M

Q1 2012 Revenue by Market



Other
Network Connected
Home AV
Automotive
Blu-ray

2012 Revenue Outlook Assumptions

- 35% to 40% of revenue to come from Blu-ray including the following Worldwide unit forecasts:
  - 35M to 40M Standalone Players
  - 14M to 15M Game Consoles
  - 10M to 12M PCs
- 20% to 25% of revenue to come from Network Connected Markets Including:
  - Televisions
  - Smartphones
  - Digital Media Players
  - PCs (DTS Premium Suite, DTS Ultra PC, Envelo)
  - Other Virtual Audio Applications
- 12% to 15% of revenue to come from Automotive
- 20% of revenue to come from Home AV
- 5% of revenue to come from Broadcast and
- Royalty Recoveries around $4.0M

Key Financial Metrics

	Q1 2012		Q1 2011	
	GAAP	Non-GAAP*	GAAP	Non-GAAP*
Revenue	$26.9M		$26.8M	
Gross Margin	99%	100%	99%	100%
Operating Margin	26%	38%	35%	44%
Tax Rate	41%		39%	
Earnings Per Share	$0.24	$0.37	$0.32	$0.40
Cash Flow from Operations	$6.8M		$3.9M	
Stock-Based Compensation	$2.6M		$2.0M	
Acquisition costs	$0.5M		-	-
Amortization of Intangible Assets	$0.3M		$0.3M	
Capital Expenditures	$0.3M		$0.4M	

	2012 Outlook		2011	
	GAAP	Non-GAAP*	GAAP	Non-GAAP*
Revenue	$112 to 116M		$96.9M	
Gross Margin	98% to 99%		99%	100%
Operating Margins	29% to 31%	38% to 40%	31%	42%
Tax Rate	38% to 40%		39%	
Earnings Per Share	$1.18 to $1.22	$1.60 to $1.65	$1.04	$1.40
Cash Flow from Operations			$24.2M	
Stock-Based Compensation	$10.0M to $12.0M		$9.3M	
Amortization of Intangible Assets	$1.0M to $1.5M		$1.4M	
Capital Expenditures			$3.1M	

*Excludes stock-based compensation costs, amortization of intangible assets and acquisition costs, as applicable. Also excludes their related tax effects for earnings per share.

Datasheet: First Quarter 2012

May.7.2012

HIGH PERFORMANCE TECHNOLOGY

DTS Management Team

- Jon Kirchner, Chairman & Chief Executive Officer
- Mel Flanigan, EVP & Chief Financial Officer
- Brian Towne, EVP & Chief Operating Officer
- Fred Kitson, EVP & Chief Technology Officer
- Blake Welcher, EVP & General Counsel
- Patrick Watson, EVP Corporate Strategy & Development

Sound Matters...All You Have To Do Is Listen


ENCORE
OR
UPROAR
VICTORY
OR
CRUSHING
DEFEAT
HELLO
GOODBYE
FOREVER
WAR
WE COME IN
PEACE
SOUND
CHANGES
THE WAY
WE SEE

- We believe sound changes the way you see
- We believe that without sound there is no emotion
- We believe that all you have to do is listen

Licensing Model

- Semiconductor manufacturers embed technology
- CE manufacturers pay royalty to use DTS technology and marks upon manufacture
- Key industry standards:
  - Mandatory: Blu-ray
  - Optional: DVD
  - Optional: Digital Video Broadcast (DVB)
  - Optional: Digital Living Network Alliance
  - Optional: Digital Entertainment Content Ecosystem

Recent Developments

- DTS to acquire SRS Labs in a cash-and-stock transaction valued at $9.50 per share or a total of approximately $148 million in aggregate equity value, including acquired net cast of approximately $38 million as of December 31, 2011.
- BYD, a rapidly-growing automotive and green energy technology company in China, to be the first Chinese car OEM to integrate DTS Neural Surround ™ and DTS Digital Surround ™ technologies.
- Deluxe Digital Distribution (D3) to integrate DTS high- audio into the Deluxe Digital Media Library of thousands of premium titles optimized for smartphones, tablets and other connected devices.
- Pantech's Element 4G LTE tablet, from AT&T, incorporates DTS technology providing uncompromised high-definition sound on the go.

DTS Premium Global Brand

- Over 400 product manufacturers and integrated circuit licensees to date
- Fully "Lossless" audio for the most demanding applications
- DTS is synonymous with the highest quality audio as evidenced by our 86% market share of U.S. Top 100 Blu-ray Titles for 2011
- DTS Technologies including DTS audio codecs, virtual surround, and other audio processing technologies enable immersive high definition entertainment experiences on a broad range of platforms and devices

Key Trends Driving Digital Media & Entertainment

- Blu-ray is the format of choice for legacy optical disc playback and for delivery of the highest-quality entertainment and 3D experience.
- The popularity of online long-form content is driving Consumer Electronics OEMs to support network connections in their global mainstream consumer electronics products.
- Entertainment consumers are increasingly looking for transportability of their content. Increasingly, content must be capable of being played anywhere, any time, on any device. As such, devices must be able to play content that originated from any source and in any format.

Investor Relations Contacts

Anne McGuinness| DTS | 818.436.1036 | investor@dts.com | www.dts.com

John Christiansen | Sard Verbinnen & Co. I 415.618.8750 | jchristiansen@sardverb.com